Exhibit 10.1
AMENDMENT NO. 1
TO THE
ADVISORY AGREEMENT
This amendment no. 1 to the Advisory Agreement, dated as of January 25, 2013 (the “Advisory Agreement”), between KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of August 14, 2013 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.
WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend certain terms related to asset management fees payable to it by the Company;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor agree to amend the Advisory Agreement as follows:

1.	Amended Definitions. The following definitions in Article 1 of the Advisory Agreement are hereby amended and restated in their entirety:
“Cost of Real Estate Investments” means the sum of (i) with respect to Properties wholly owned, directly or indirectly, by the Company, the amount actually paid or allocated to fund the acquisition, development, construction or improvement of Properties, including expenses related thereto (but excluding any Acquisition Fees related thereto), plus the amount of the budgeted capital improvement costs, and (ii) in the case of Properties owned by any Joint Venture or partnership in which the Company or the Partnership is, directly or indirectly, a co-venturer or a partner, the portion of the amount actually paid or allocated to fund the acquisition, development, construction or improvement of Properties, including expenses related thereto (but excluding any Acquisition Fees related thereto), plus the amount of the budgeted capital improvement costs, that is attributable to the Company’s investment in the Joint Venture or partnership. The Cost of Real Estate Investments is computed without regard to whether any portion of such cost is funded using debt financing secured by, or attributable to, the Properties.
“Cost of other Permitted Investments” means the sum of the cost of all Permitted Investments held, directly or indirectly, by the Company, calculated each month on an ongoing basis, and calculated as follows for each investment: the lesser of (i) the amount actually paid or allocated to acquire or fund the Permitted Investment, including expenses related thereto (but excluding any Acquisition Fees related thereto) and (ii) the outstanding principal amount of such Permitted Investment, including expenses related to the acquisition or funding of such investment (but excluding any Acquisition Fees related thereto), as of the time of calculation. With respect to any Permitted Investment held by the Company through a Joint Venture or partnership of which it is, directly or indirectly, a co-venturer or partner, such amount shall be the Company’s proportionate share thereof. The Cost of other Permitted Investments is computed without regard to whether any portion of such cost is funded using debt financing secured by, or attributable to, such investments.

2.	Asset Management Fees. Section 8.03(i) of the Advisory Agreement is hereby amended and restated in its entirety as follows:
8.03 Asset Management Fees.
(i)    The Company shall pay the Advisor as compensation for the services described in Section 3.03 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to the lesser of one-twelfth of (a) 1.0% of the sum of the Cost of Real Estate Investments and the Cost of other Permitted Investments; and (b) 2.0% of the sum of (A) the Cost of Real Estate Investments less the amount of any debt financing secured by, or attributable to, the Properties as of the date of computation hereunder and (B) the Cost of other Permitted Investments less the amount of any debt financing secured by, or attributable to, such investments as of the date of computation hereunder. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. Generally, the Asset Management Fee payable to the Advisor shall be paid on the last day of such month, or the first business day following the last day of such month. However, the Asset Management Fee may or may not be taken, in whole or in part, as to any year in the sole discretion of the Advisor. All or any portion of the Asset Management Fees not taken as to any fiscal year shall be deferred without interest and may be paid in such other fiscal year as the Advisor shall determine.

3.	Additional Deferral of Asset Management Fees. New Section 8.03(iii) is hereby added to the Advisory Agreement:
(iii)    Additional Deferral of Asset Management Fee:
(a)    Notwithstanding the provisions of Section 8.03(i), with respect to Asset Management Fees accruing from August 1, 2013, the Advisor, on behalf of itself and its affiliates, and its and their respective successors and assigns, hereby defers the Company’s obligation to pay an Asset Management Fee for any month in which the Company’s modified funds from operations (“MFFO”), as such term is defined in the practice guideline issued by the Investment Program Association (“IPA”) in November 2010 and interpreted by the Company, excluding the Asset Management Fee, does not exceed the amount of distributions declared by the Company for record dates of that month. The Company remains obligated to pay the Advisor an Asset Management Fee in any month in which MFFO, excluding the Asset Management Fee, for such month exceeds the amount of distributions declared for the record dates of that month (such excess amount, an “MFFO Surplus”); provided however, that any amount of such Asset Management Fee in excess of the MFFO Surplus will also be deferred in accordance with this Section 8.03(iii). If the MFFO Surplus for any month exceeds the amount of the Asset Management Fee payable for such month, any remaining MFFO Surplus will be retained by the Company and will not be applied to pay Asset Management Fee amounts previously deferred hereunder, except as provided under Section 8.03(iii)(b).
(b)    Notwithstanding anything contained in Section 8.03(iii)(a) to the contrary, any and all deferred Asset Management Fees that are unpaid shall be immediately due and payable at such time as the owners of all outstanding Shares have received Distributions in an aggregate amount equal to the sum of:

i.	the Stockholders’ 8% Return and

ii.	Invested Capital.
When determining whether the above threshold has been met:

(1)	Any stock dividend shall not be included as a Distribution; and

(2)	Distributions paid on Shares redeemed by the Company (and thus no longer included in the determination of Invested Capital), shall not be included as a Distribution.
(c)    The Advisor acknowledges and agrees that no interest shall accrue on the deferred amounts. To the extent payment of any deferred amount is due to the Advisor hereunder, the Company shall pay the Advisor no later than the last business day of the month in which the amount of such payment is determined, or the first business day of the following month.
4.Ratification; Effect on Advisory Agreement.

a.	Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.
Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

By:	/s/ W. Dean Henry
W. Dean Henry, Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:	PBren Investments, L.P., a Manager

By:	PBren Investments, LLC, as general partner

By:	/s/ Peter M. Bren
Peter M. Bren, Manager

By:	Schreiber Real Estate Investments, L.P., a Manager

By:	Schreiber Investments, LLC, as general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager